UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 26, 2010
ROYAL GOLD, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-13357	84-0835164
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1660 Wynkoop Street, Suite 1000, Denver, CO (Address of Principal Executive Offices)	80202-1132 (Zip Code)
Registrant’s telephone number, including area code: 303-573-1660
N/A
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 2.02 Results of Operations and Financial Condition
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 9.01 | Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-10.1
EX-10.2
EX-10.3
EX-10.4
EX-10.5
EX-10.6
EX-23.1
EX-99.1

Item 1.01.	Entry into a Material Definitive Agreement.
Amendment and Restatement of Term Loan
On March 26, 2010, Royal Gold, Inc. (“Royal Gold” or the “Company”) entered into an Amended and Restated Term Loan Facility Agreement (the “Amended Term Loan”) with HSBC Bank USA, National Association (“HSBC”), which amends and restates the Term Loan Facility Agreement, dated January 20, 2010, filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed January 22, 2010. The Term Loan was funded in conjunction with the closing of the Plan of Arrangement between Royal Gold and International Royalty Corporation (“IRC”) on February 22, 2010, whereby Royal Gold acquired IRC. The modifications implemented in the Amended Term Loan include: 1) an increase in the principal balance available from US$100 million to US$130 million; 2) an extension of the final maturity date from 18 to 36 months from the initial funding date of February 17, 2010; 3) increases in the applicable LIBOR margin (currently set at 2.25%) by 0.50% every 6 months, commencing 18 months after the initial funding date until maturity; 4) a reduction in the amortization rate from 10% of the initial funded amount per quarter to 5% of the fully funded principal amount per quarter; and 5) changes to the financial covenants such that the current ratio shall be greater than or equal to 1.0 to 1.0 through the period ending June 30, 2010 and at all times thereafter greater than or equal to 1.5 to 1.0. The Bank of Nova Scotia (“Scotia”) joined the Amended Term Loan as a “Lender” with a commitment of US$50 million.
Royal Gold used the additional Term Loan proceeds of US$30 million to redeem the outstanding senior secured debentures of IRC totaling C$30 million (approximately US$29.4 million) that mature on February 22, 2011, and bear interest at a rate of 5.5% per annum.
The foregoing description of the Term Loan is qualified in its entirety by reference to the Amended and Restated Term Loan Facility Agreement filed herewith as Exhibit 10.1 and incorporated into this Item 1.01 by reference. Copies of the related Amended and Restated Promissory Notes, amended to reflect the changes implemented in the Amended Term Loan, are filed herewith as Exhibits 10.2 and 10.3 and are incorporated into this Item 1.01 by reference. Copies of the related amendments to (i) the Pledge, Security and Subordination Agreement by Royal Gold in favor of HSBC originally filed as Exhibit 10.2 to the Company’s Form 8-K filed January 22, 2010, and (ii) the General Security Agreement by RGLD Gold Canada, Inc. in favor of HSBC originally filed as Exhibit 10.3 to the Company’s Form 8-K filed January 22, 2010, are filed herewith as Exhibits 10.4 and 10.5, respectively, and are incorporated into this Item 1.01 by reference. The press release filed herewith as Exhibit 99.1 is also incorporated into this Item 1.01 by reference.
Amendment to Revolving Credit Facility
In addition to entering into the Amended Term Loan, on March 26, 2010, the Company, HSBC and Scotiabank Inc. entered into a Consent and First Amendment to the Third Amended and Restated Credit Agreement (the “Revolving Credit Facility Amendment”), which amends the Company’s US$125 million revolving credit facility under the Third Amended and Restated Credit Agreement, dated as of October 30, 2008, which was filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed on February 6, 2009. The Revolving Credit Facility Amendment amends the current ratio requirement and certain other provisions to match those of the Amended Term Loan.
The foregoing description of the Revolving Credit Facility Amendment is qualified in its entirety by reference to the First Amendment to Third Amended and Restated Credit Agreement filed herewith as Exhibit 10.6 and incorporated into this Item 1.01 by reference.

Item 2.02	Results of Operations and Financial Condition
Royal Gold is providing supplemental financial information in Item 9.01(a) hereof comprising the audited consolidated financial statements of IRC for the years ended December 31, 2009 and 2008.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information included in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired
Audited Consolidated Financial Statements of International Royalty Corporation and its Subsidiaries
The consolidated balance sheets of IRC as at December 31, 2009 and 2008, and the consolidated statements of operations and comprehensive income (loss), shareholders’ equity and cash flows for each of the years in the three year period ended December 31, 2009, and the effectiveness of internal controls over financial reporting of IRC as of December 31, 2009, and the auditors’ report contained therein.
(b) Pro Forma Financial Information
None.
(c) Shell Company Transaction
None.

(d) Exhibits
10.1	Amended and Restated Term Loan Facility Agreement, dated as of March 26, 2010, among Royal Gold, Inc., as a Borrower, Royal Gold Chile Limitada, as a Guarantor, RGLD Gold Canada, Inc., as a Guarantor, High Desert Mineral Resources, Inc., as a Guarantor, the other Guarantors from time to time party thereto, HSBC Bank USA, National Association, as Administrative Agent and a Lender, Bank of Nova Scotia, as Sole Syndication Agent and a Lender and HSBC Securities (USA) Inc., as Sole Lead Arranger

10.2	Amended and Restated Promissory Note, dated March 26, 2010, by Royal Gold, Inc. to HSBC Bank USA, National Association

10.3	Amended and Restated Promissory Note, dated March 26, 2010, by Royal Gold, Inc. to The Bank of Nova Scotia

10.4	Amendment to Pledge, Security and Subordination Agreement, dated March 26, 2010, by Royal Gold in favor of HSBC Bank USA, National Association

10.5	Amendment to General Security Agreement, dated March 26, 2010, by RGLD Gold Canada, Inc. in favor of HSBC Bank USA, National Association

10.6	Consent and First Amendment to Third Amended and Restated Credit Agreement, dated March 26, 2010, among Royal Gold, Inc., as a Borrower, High Desert Mineral Resources, Inc., as a Borrower, RG Mexico, Inc., as a Guarantor, HSBC Bank USA, National Association, as Administrative Agent and a Lender, Scotiabanc Inc., as a Lender, Bank of Nova Scotia, as Sole Syndication Agent and HSBC Securities (USA) Inc., as Sole Lead Arranger

23.1	Consent of PricewaterhouseCoopers LLP

99.1	Press Release dated March 29, 2010

International Royalty Corporation
Consolidated Financial Statements
December 31, 2009 and 2008
(expressed in thousands of U.S. dollars)

MANAGEMENT’S RESPONSIBILITY FOR FINANCIAL REPORTING — CANADA
Management is responsible for the preparation and fair presentation of the consolidated financial statements and other financial information relating to International Royalty Corporation (the “Company” or “IRC”) included in this annual report. The consolidated financial statements have been prepared in accordance with generally accepted accounting principles in Canada and necessarily include amounts based on estimates and judgments of management. In this regard, management has developed and maintains a system of accounting and reporting which provides for the necessary internal controls to ensure that transactions are authorized, assets are safeguarded and proper records are maintained.
PricewaterhouseCoopers LLP, our independent auditors, are engaged to express a professional opinion on the consolidated financial statements. Their examination is conducted in accordance with Public Company Accounting Oversight Board (“PCAOB”) standards and generally accepted Canadian auditing standards and includes tests and other procedures which allow the auditors to report whether the consolidated financial statements prepared by management are presented fairly, in all material respects, in accordance with generally accepted Canadian accounting principles.
The Board of Directors is responsible for ensuring that management fulfils its responsibilities for financial reporting and for reviewing and approving the consolidated financial statements.
The Board of Directors meets with the independent auditors to discuss the results of their audit and their audit report. The Board of Directors has approved the Company’s consolidated financial statements.
(signed) Tony Jensen
President and Chief Executive Officer
(signed) Stefan Wenger
Chief Financial Officer and Treasurer
March 23, 2010

MANAGEMENT’S REPORT ON INTERNAL CONTROL OVER FINANCIAL REPORTING
The management of International Royalty Corporation is responsible for establishing and maintaining adequate internal control over financial reporting. The Securities and Exchange Act of 1934 in Rule 13a-15(f ) and 15d-15(f ) defines this as a process designed by, or under the supervision of, the Company’s principal executive and principal financial officers and effected by the Company’s Board of Directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, and includes those policies and procedures that:
• Pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transaction and dispositions of the assets of the Company;
• Provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and
• Provide reasonable assurance regarding prevention or timely detection of unauthorized acquisitions, use or disposition of the Company’s assets that may have a material effect on the consolidated financial statements.
Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Projections of any evaluation of effectiveness to future periods are subject to risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
Management assessed the effectiveness of the Company’s internal control over financial reporting as of December 31, 2009. In making this assessment, the Company’s management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control-Integrated Framework.
Based upon our assessment and those criteria, management concluded that the Company’s internal control over financial reporting was effective as of December 31, 2009 and 2008.
The effectiveness of the Company’s internal control over financial reporting as of December 31, 2009 and 2008 has been audited by PricewaterhouseCoopers LLP, our independent auditors, as stated in their report which appears herein.
(signed) Tony Jensen
President and Chief Executive Officer
(signed) Stefan Wenger
Chief Financial Officer and Treasurer
March 23, 2010

PricewaterhouseCoopers LLP
Chartered Accountants
PricewaterhouseCoopers Place
250 Howe Street, Suite 700
March 23, 2010	Vancouver, British Columbia
Canada V6C 3S7
Telephone +1 604 806 7000
Facsimile +1 604 806 7806
Independent Auditors’ Report
To the Shareholder of International Royalty Corporation
We have completed integrated audits of International Royalty Corporation’s (the “Company’s”) 2009 and 2008 consolidated financial statements and of its internal control over financial reporting as at December 31, 2009. Our opinions, based on our audits, are presented below.
Consolidated Financial Statements
We have audited the accompanying consolidated balance sheets of International Royalty Corporation as at December 31, 2009 and December 31, 2008, and the related consolidated statements of operations and comprehensive income (loss), shareholder’s equity and cash flows for each of the years in the three year period ended December 31, 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits of the Company’s financial statements in accordance with Canadian generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit of financial statements includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. A financial statement audit also includes assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as at December 31, 2009 and December 31, 2008 and the results of its operations and its cash flows for each of the years in the three year period ended December 31, 2009 in accordance with Canadian generally accepted accounting principles.
Internal Control over Financial Reporting
We have also audited International Royalty Corporation’s internal control over financial reporting as at December 31, 2009, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Management’s Report on Internal Control Over Financial Reporting. Our responsibility is to express an opinion on the Company’s internal control over financial reporting based on our audit.
“PricewaterhouseCoopers” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership, or, as the context requires, the PricewaterhouseCoopers global network or other member firms of the network, each of which is a separate and independent legal entity.

We conducted our audit of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. An audit of internal control over financial reporting includes obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, testing and evaluating the design and operating effectiveness of internal control based on the assessed risk, and performing such other procedures as we consider necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.
A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.
Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
In our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as at December 31, 2009 based on criteria established in Internal Control — Integrated Framework issued by the COSO.
(signed) PricewaterhouserCoopers, LLP
Chartered Accountants
Vancouver, B.C.

International Royalty Corporation
Consolidated Balance Sheets
As at December 31, 2009 and 2008
(expressed in thousands of U.S. dollars)

	2009	2008
	$	$
Assets
Current assets
Cash and cash equivalents	55,457	3,444
Restricted cash (note 3)	433	371
Royalties receivable, net of allowance of $48 (2009) and $45 (2008)	4,831	7,476
Prepaid expenses and other current assets	157	195

	60,878	11,486
Royalty interests in mineral properties, net (note 3)	347,533	355,093
Investments (note 4)	6,291	6,207
Furniture and equipment, net	100	145
Foreign currency contract (note 7)	3,445	—
Other long-term assets (notes 5 and 10)	2,828	3,639

	421,075	376,570

Liabilities
Current liabilities
Accounts payable and accrued liabilities	2,792	1,693
Other liabilities — current portion (note 11)	148	—
Income taxes	4,807	7,753
Future income taxes (note 8)	1,302	4,226

	9,049	13,672
Revolving credit facility (note 6)	—	3,000
Senior secured debentures (note 7)	26,948	21,662
Foreign currency contract (note 7)	—	493
Other liabilities (notes 10 and 11)	3,771	—
Future income taxes (note 8)	44,011	40,463

	83,779	79,290

Shareholders’ Equity (note 9)
Common shares
Authorized — unlimited common shares without par value
Issued — 94,702,023 (2008 - 78,480,356) common shares	324,936	275,464
Contributed Surplus	10,580	9,896
Retained earnings	1,715	11,920
Accumulated other comprehensive income	65	—

	337,296	297,280

	421,075	376,570

Nature of operations (note 1)
Commitments and contingencies (note 3)
Subsequent events (notes 3, 6, 9 and 18)
Approved by the Board of Directors

(signed) Tony Jensen	Director	(signed) Bruce Kirchhoff	Director

See accompanying notes to the consolidated financial statements

International Royalty Corporation
Consolidated Statements of Operations and Comprehensive Income (Loss)
(expressed in thousands of U.S. dollars)

	Year ended December 31,
	2009	2008	2007
	$	$	$
Revenues
Royalty revenues	25,511	41,719	49,857
Other (note 4)	—	—	849

	25,511	41,719	50,706

Expenses
Amortization (note 3)	12,169	14,676	10,996
Business development	2,272	1,739	2,585
General and administrative	5,695	6,700	6,325
Impairment of royalty interests in mineral properties (note 3)	—	6,909	2,142
Impairment of investments (note 4)	—	833	—
Impairment of long-term assets	—	839	—
Royalty taxes	3,911	7,661	9,532

	24,047	39,357	31,580

Earnings from operations	1,464	2,362	19,126

Other income (expense)
Purchase transaction costs (note 11)	(6,263)	—	—
Interest expense (note 12)	(3,713)	(3,155)	(3,750)
Interest income	92	399	494
Foreign currency gain (loss)	(4,200)	5,053	(6,206)
Unrealized gain (loss) on fair market value of foreign currency contract (note 7)	3,938	(493)	—

	(10,146)	1,804	(9,462)

Earnings (loss) before income taxes	(8,682)	4,166	9,664
Income taxes (note 8)
Current income tax benefit (expense)	2,898	(8,647)	(8,812)
Future income tax (expense) benefit	(957)	7,617	10,381

	1,941	(1,030)	1,569

Net earnings (loss)	(6,741)	3,136	11,233
Other comprehensive income (loss)
Change in the value on available-for-sale investments, net of tax expense of $11 (2009), tax benefit of $30 (2008) and tax expense of $30 (2007)	65	(173)	173

Total earnings (loss) and comprehensive income (loss)	(6,676)	2,963	11,406

Basic and diluted earnings (loss) per share	(0.08)	0.04	0.16

Basic weighted average shares outstanding	85,936,648	78,479,954	68,249,204

Diluted weighted average shares outstanding	85,936,648	78,590,395	70,056,532

See accompanying notes to the consolidated financial statements

International Royalty Corporation
Consolidated Statements of Shareholders’ Equity
(expressed in thousands of U.S. dollars, except number of shares amounts)

					Accumulated other	Total shareholders’
	Common shares		Contributed surplus	Retained earnings	comprehensive income	equity
	Number	Amount $	$	$	$	$
Balance at December 31, 2006	58,008,448	166,173	5,985	2,325	—	174,483
Warrants exercised	1,694,408	6,973	(315)	—	—	6,658
Unit offering, net of expenses and tax impact	8,334,000	34,831	1,565	—	—	36,396
Exercise of stock options	40,000	227	(65)	—	—	162
Offering, net of expenses and tax impact	10,400,000	67,246	—	—	—	67,246
Stock options	—	—	1,355	—	—	1,355
Dividends	—	—	—	(2,027)	—	(2,027)
Net earnings	—	—	—	11,233	—	11,233
Other comprehensive income	—	—	—	—	173	173

Balance at December 31, 2007	78,476,856	275,450	8,525	11,531	173	295,679
Exercise of stock options	3,500	14	—	—	—	14
Stock options	—	—	1,371	—	—	1,371
Dividends	—	—	—	(2,747)	—	(2,747)
Net earnings	—	—	—	3,136	—	3,136
Other comprehensive loss	—	—	—	—	(173)	(173)

Balance at December 31, 2008	78,480,356	275,464	9,896	11,920	—	297,280
Bought deal financing, net of offering costs and taxes	14,100,000	42,881	—	—	—	42,881
Exercise of overallotment option, net of offering costs	2,115,000	6,580	—	—	—	6,580
Exercise of stock options	6,667	11				11
Stock options	—	—	684	—	—	684
Dividends	—	—	—	(3,464)	—	(3,464)
Net loss	—	—	—	(6,741)	—	(6,741)
Other comprehensive income	—	—	—	—	65	65

Balance at December 31, 2009	94,702,023	324,936	10,580	1,715	65	337,296

See accompanying notes to the consolidated financial statements.

International Royalty Corporation
Consolidated Statements of Cash Flows
(expressed in thousands of U.S. dollars)

	Year ended December 31,
	2009	2008	2007
	$	$	$
Cash flows provided by operating activities
Net earnings (loss) for the year	(6,741)	3,136	11,233
Items not affecting cash
Depreciation and amortization	12,216	14,716	11,037
Impairment of royalty interests in mineral properties	—	6,909	2,142
Impairment of long-term assets and investments	—	1,672	—
Amortization of deferred debenture costs	313	278	249
Accretion of debenture discount	926	822	736
Non-cash interest on other liabilities	558	—	—
Future income tax	957	(7,617)	(10,381)
Non-cash foreign currency (gain) loss	3,781	(4,292)	3,506
Non-cash foreign currency contract	(3,938)	493	—
Non-cash transaction costs	4,495	—	—
Stock-based compensation	684	1,371	1,355
Other	—	(9)	(849)
Changes in non-cash working capital
Decrease (increase) in royalties receivable	2,862	2,734	(2,496)
Decrease in prepaid expenses and other assets	66	37	122
Increase (decrease) in accounts payable and accrued liabilities	79	(103)	23
Increase (decrease) in income taxes payable	(2,898)	(2,101)	9,854

	13,360	18,046	26,531

Cash flows used in investing activities
Acquisition of royalty interests in mineral properties	(5,022)	(25,304)	(119,191)
Proceeds from the sale of royalty interests in mineral properties	—	—	6,000
Refund of stamp duty paid on royalty interests	413	—	—
Cash acquired in acquisition (note 11)	199	—	—
Purchase of furniture and equipment	(2)	(67)	(8)
Other long-term assets relating to royalty acquisition	—	—	(17,878)
Increase in equity investments	(8)	—	(157)
Proceeds from advances to CFT	456	—	—
(Increase) decrease in other long-term assets	194	(2,240)	(55)
Decrease in other liabilities	(585)	—	—
Restricted cash	—	—	(544)

	(4,355)	(27,611)	(131,833)

Cash flows provided by financing activities
Net proceeds from issuance of common shares	49,461	—	101,675
Net borrowings (payments) from the revolving credit facility	(3,000)	3,000	—
Proceeds from exercise of stock options and warrants	11	14	6,821
Payment of dividends	(3,464)	(2,747)	(2,027)

	43,008	267	106,469

Increase (decrease) in cash and cash equivalents	52,013	(9,298)	1,167
Cash and cash equivalents — beginning of year	3,444	12,742	11,575

Cash and cash equivalents — end of year	55,457	3,444	12,742

Supplemental cash flow information (note 15)
See accompanying notes to the consolidated financial statements.

International Royalty Corporation
Notes to Consolidated Financial Statements
December 31, 2009 and 2008
(expressed in U.S. dollars)
(figures in tables in thousands of dollars)
1	Nature of operations
International Royalty Corporation (“IRC” or the “Company”) was incorporated under the laws of Yukon, Canada on May 7, 2003 and was continued under the Canada Business Corporations Act on November 12, 2004. It was formed for the purpose of acquiring and creating natural resource royalties with a specific emphasis on mineral royalties.

During 2009, 2008 and 2007, approximately 75, 91 and 95 percent, respectively, of the Company’s revenues were generated from the Voisey’s Bay Royalty (note 3). The Company is economically dependent upon the operator of the Voisey’s Bay property and the expected revenues therefrom.
2	Summary of significant accounting policies
Basis of consolidation and presentation

The consolidated financial statements include the accounts of IRC and all of its wholly-owned subsidiaries. The material subsidiaries include IRC (U.S.) Management Inc., Archean Resources Ltd. (“Archean”) and IRC Nevada Inc. All intercompany balances and transactions have been eliminated upon consolidation. The consolidated financial statements and notes thereto are prepared in accordance with accounting principles generally accepted in Canada and are expressed in United States dollars, unless otherwise noted. As described in note 13, accounting principles generally accepted in Canada differ in certain respects from accounting principles in the United States.

Use of estimates

The preparation of financial statements in conformity with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. The Company’s most significant estimates include assessing the recoverability of the carrying value of royalty interests in mineral properties and investments, the calculation of the fair value of stock-based compensation and warrants and the calculation of future income taxes. Actual results could differ from those estimates by a material amount.

Management’s estimate of mineral prices, operators’ estimates of proven and probable reserves related to royalty properties and operators’ estimates of operating, capital and reclamation costs, upon which the Company relies, are subject to significant risks and uncertainties. These estimates affect amortization of royalty interests in mineral properties and the assessment of the recoverability of the royalty interest in mineral properties. Although management has made its best assessment of these factors based upon current conditions, it is possible that changes could occur, which could materially affect the amounts contained in these consolidated financial statements.

International Royalty Corporation
Notes to Consolidated Financial Statements
December 31, 2009 and 2008
(expressed in U.S. dollars)
(figures in tables in thousands of dollars)
Cash and cash equivalents

Cash and cash equivalents consist of cash on deposit and short-term money market securities and investment deposits, with maturity dates of less than three months at the time of acquisition and which are readily convertible into cash.

Cash and cash equivalents are designated as “held for trading” and are measured at fair value.

Royalty interests

Royalty interests include acquired royalty interests in production stage, development stage, feasibility stage, and exploration stage properties. The royalty interests are recorded at cost and capitalized as tangible assets, unless such interests are considered to be a financial asset or a derivative instrument.

Acquisition costs of production stage royalty interests are amortized using the units of production method over the life of the mineral property, which is determined using available estimates of proven and probable reserves. Acquisition costs of royalty interests on development, feasibility and exploration stage mineral properties are not amortized. At such time as the associated mineral interests are placed into production, the cost basis is amortized using the units of production method over available estimates of proven and probable reserves. Amortization rates are adjusted on a prospective basis for all changes to estimates of proven and probable reserves.

Furniture and equipment

The Company initially records furniture and equipment at cost and provides for depreciation over their estimated useful lives ranging from three to seven years, using the straight-line method. Upon retirement or disposition of furniture and equipment, related gains or losses are recorded in operations.

Investments

Investments classified as available-for-sale are reported at fair market value (or marked to market) based on quoted market prices with unrealized gains or losses excluded from earnings and reported as other comprehensive income or loss. Investments in equities classified as available-for-sale that do not have a quoted market price in an active market are measured at cost. Investments classified as held-to-maturity are measured at amortized cost using the effective interest method. If a decline in fair value is determined to be other than temporary, an impairment is recognized and the related loss is charged to operations.

Impairment of long-lived assets

The Company evaluates its long-lived assets for impairment when events or circumstances indicate that the related carrying amounts may not be recoverable. The recoverability of the carrying value of royalty interests in production and development stage mineral properties is evaluated based upon estimated future undiscounted net cash flows from each royalty interest property using available estimates of proven and probable reserves.

International Royalty Corporation
Notes to Consolidated Financial Statements
December 31, 2009 and 2008
(expressed in U.S. dollars)
(figures in tables in thousands of dollars)
The Company evaluates the recoverability of the carrying value of royalty interests in feasibility and exploration stage mineral properties in the event of significant decreases in the price of the underlying mineral, and whenever new information regarding the mineral property is obtained from the operator that could affect the future recoverability of the royalty interest, such as updated drilling results, operator decisions to cease further expenditures or the expiration of claims, licenses or permits. The recoverability is evaluated based upon estimated future undiscounted net cash flows from each royalty interest property using available public information on estimates of proven and probable reserves or other available information.

Impairments in the carrying value of each royalty interest are measured and recorded to the extent that the carrying value in each royalty interest exceeds its estimated fair value, which is calculated using future discounted cash flows.

Financial Instruments

The Company’s cash and cash equivalents and restricted cash are classified as held-for-trading, royalties receivable and advances to CFT have been classified as loans and receivables and accounts payable and accrued liabilities have been classified as other financial liabilities.

The Company’s investment in Genoa has been classified as available-for-sale, and accordingly was initially recorded at its fair market value. There is no quoted market price in an active market for the investment in Genoa, and accordingly, this investment is measured at cost. The investment in New Horizon Uranium Corporation has been classified as available-for-sale and has been recorded at fair market value.

The Senior Secured Debentures and the Revolving Credit Facility have been classified as other financial liabilities and have been recorded at amortized cost. The fair value of the Senior Secured Debentures as of December 31, 2009 and 2008 was approximately $27,400,000 and $22,400,000, respectively.

The foreign currency contract has been classified as held-for-trading and has been recorded at its fair value.

The Company reviews all assets, including financial instruments, for impairment when events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable.

Financing charges

Financing charges related to the issuance of the Senior Secured Debentures have been recorded as a reduction of the carrying value of the Senior Secured Debentures, which are being accreted to their maturity value through charges to interest expense over the term of the Debentures using the effective yield method (see below).

Senior Secured Debentures

Proceeds from the Unit Offering were allocated into debt and equity components based upon their respective fair market values. The carrying value of the Senior Secured Debentures is being accreted to their maturity value through charges to interest expense over the expected life of the Debentures based on the effective yield method.

International Royalty Corporation
Notes to Consolidated Financial Statements
December 31, 2009 and 2008
(expressed in U.S. dollars)
(figures in tables in thousands of dollars)
Derivative financial instruments

Derivative instruments are utilized by the Company to manage market risk against the volatility in foreign exchange rates. The Company’s policy is not to utilize derivative instruments for speculative purposes. The Company may choose to designate derivative instruments as hedges. No hedge accounting has been applied by the Company to date.

All derivative instruments are recorded on the balance sheet at fair value. Freestanding derivative instruments are classified as held-for-trading financial instruments. Gains and losses on these instruments are recorded in other expenses in the consolidated statements of earnings in the period they occur.

Fair value of the derivatives is based on quoted market prices where available. The fair values of forward contracts are based on forward market prices. If a forward price is not available for a forward contract, a forward price is estimated using an existing forward price adjusted for quality or location.

Stock options

The Company determines the fair value of awards to employees using the Black-Scholes valuation model. The fair value of the stock options is recognized as compensation expense over the vesting period of the related option. On January 14, 2010, due to the Company entering into a Plan of Arrangement (note 18) with Royal Gold, Inc. to acquire 100% of the outstanding common stock of IRC, the change in control provision in the stock option plan was triggered and all the options vested and the previously unrecognized compensation expense will be recognized in 2010.

Revenue

Royalty revenue is recognized when management can estimate the payable production from mine operations, when the underlying price is determinable and when collection is reasonably assured pursuant to the terms of the royalty agreements.

Royalty taxes

Voisey’s Bay royalty revenues are subject to the Mining and Mineral Rights Tax Act of Newfoundland and Labrador of 20%, which is recognized at the time of revenue recognition. Since the Company is ultimately obligated to pay this tax, the revenues received are reported gross, before the Mineral Rights Tax.

Translation of foreign currencies

The United States dollar is the functional currency of IRC and its subsidiaries.

Monetary assets and liabilities are translated at the exchange rate in effect at the balance sheet date and non-monetary assets and liabilities at the exchange rates in effect at the time of acquisition or issue. Revenues and expenses are translated at rates approximating exchange rates in effect at the time of the transactions. Exchange gains or losses arising on translation are included in income or loss for the year.

International Royalty Corporation
Notes to Consolidated Financial Statements
December 31, 2009 and 2008
(expressed in U.S. dollars)
(figures in tables in thousands of dollars)
Income taxes

Income taxes are accounted for using the liability method. Temporary differences arising from the difference between the tax basis of an asset or liability and its carrying amount on the balance sheet are used to calculate future income tax liabilities or assets. Future income tax liabilities or assets are calculated using the tax rates anticipated to apply in the periods that the temporary differences are expected to reverse. Future income tax assets are evaluated and, if realization is not considered more likely than not, a valuation allowance is provided.

Comprehensive Income

The Company has adopted CICA Section 1530 — Comprehensive Income. Comprehensive income is the change in the Company’s net assets that results from transactions, events and circumstances from sources other than the Company’s shareholders and includes items that would not normally be included in net earnings such as unrealized gains or losses on available-for-sale investments, which are not included in net earnings until realized. If an unrealized loss has been determined to be other than temporary, the amount is reversed out of other comprehensive income and is included in earnings.

Earnings per share

Basic earnings per share is computed by dividing the net income or loss by the weighted average number of common shares outstanding during each period. Diluted earnings per share reflects the effect of all potentially dilutive common stock equivalents.

Variable interest entities

The Company accounts for variable interest entities (“VIE”) in accordance with CICA Accounting Guide 15, “Consolidation of Variable Interest Entities” (“AcG 15”). AcG 15 prescribes the application of consolidation principles for entities that meet the definition of a VIE. An enterprise holding other than a voting interest in a VIE, could, subject to certain conditions, be required to consolidate the VIE, if it is considered its primary beneficiary whereby it would absorb the majority of the VIE’s expected losses, receive the majority of its expected residual returns, or both.

Changes in accounting pronouncements

Effective January 1, 2009, the Company adopted Canadian Institute of Chartered Accountants’ (“CICA”) new Handbook Section 3064, Goodwill and Intangible Assets. These requirements have been incorporated into the consolidated financial statements.

Section 3064 replaced Section 3062, Goodwill and Intangible Assets, and Section 3450, Research and Development Costs, and establishes revised standards for the recognition, measurement, presentation and disclosure of goodwill and intangible assets. On adoption of the new Standard, EIC 27, Revenues and Expenditures During the Pre-operating Period, was withdrawn and so various pre-production and start-up costs are required to be expenses as incurred. No material adjustments were required upon adoption of this new standard.

International Royalty Corporation
Notes to Consolidated Financial Statements
December 31, 2009 and 2008
(expressed in U.S. dollars)
(figures in tables in thousands of dollars)
During 2009, the CICA amended Handbook Section 3862, Financial Instruments — Disclosures, to require enhanced disclosures about the relative reliability of the data that an entity uses to measure the fair values of its financial instruments. Additional disclosures as required by this amendment include the classification of financial instruments measured at fair value at one of three levels according to the relative reliability of the inputs used in estimating fair values. These disclosures have been included in note 12.

Future changes in accounting pronouncements

The CICA has issued three new inter-related accounting standards, Handbook Section 1582, Business Combinations, Section 1601, Consolidated Financial Statements, and Section 1602, Non-controlling Interests. Prospective application of these new Sections is mandatory for annual reporting periods beginning on or after January 1, 2011, with earlier adoption permitted. The CICA requires all three Sections to be adopted concurrently. The Company expects to adopt these standards as of January 1, 2011.

Section 1582 will replace CICA Handbook Section 1581, Business Combinations, and will bring the accounting for business combinations under Canadian GAAP in line with the accounting under Internal Financial Accounting Standards (“IFRS”).

Section 1601 and 1602 replace CICA Handbook Section 1600, Consolidated Financial Statements. Adoption of these Sections also reduced the differences between Canadian GAAP and IFRS.

International Royalty Corporation
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

(expressed in U.S. dollars)
(figures in tables in thousands of dollars)
3	Royalty interests and measurement uncertainties

	December 31, 2009
			Accumulated
	Cost	Impairments	amortization	Net
	$	$	$	$

Production stage
Voisey’s Bay	225,726	—	(39,425)	186,301
Las Cruces	42,203	—	(201)	42,002
Avebury	6,394	—	(394)	6,000
Johnson Camp	5,022	—	(101)	4,921
Gwalia	3,403	—	(225)	3,178
Southern Cross	2,441	—	(1,651)	790
Skyline	2,288	—	(896)	1,392
Williams Mine	2,168	—	(1,530)	638
Meekatharra – Yaloginda	640	—	(172)	468
Other	79	—	(33)	46

	290,364	—	(44,628)	245,736

Development stage
Pascua	56,513	—	—	56,513
Wolverine	19,819	—	—	19,819
South Laverton	875	—	—	875
Belahouro (Inata)	817	—	—	817
Belcourt	527	—	—	527
Tambor	30	—	—	30

	78,581	—	—	78,581

Exploration / Feasibility stage
Pinson	6,977	—	—	6,977
Bell Creek	4,029	—	—	4,029
Aviat One	2,211	—	—	2,211
High Lake	2,007	—	—	2,007
Horizon	1,530	—	—	1,530
Tarmoola	1,426	—	—	1,426
Gold Hill	670	—	—	670
Merlin Orbit	504	—	—	504
Other	3,862	—	—	3,862

	23,216	—	—	23,216

	392,161	—	(44,628)	347,533

International Royalty Corporation
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

(expressed in U.S. dollars)
(figures in tables in thousands of dollars)

	December 31, 2008
			Accumulated
	Cost	Impairments	amortization	Net
	$	$	$	$

Production stage
Voisey’s Bay	225,726	—	(28,762)	196,964
Avebury	12,490	(6,096)	(394)	6,000
Gwalia	3,546	—	(36)	3,510
Southern Cross	2,544	—	(1,467)	1,077
Skyline	2,288	—	(250)	2,038
Williams Mine	2,168	—	(1,358)	810
Meekatharra – Yaloginda	697	—	(171)	526
Other	79	—	(21)	58

	249,538	(6,096)	(32,459)	210,983

Development stage
Pascua	56,513	—	—	56,513
Las Cruces	42,203	—	—	42,203
Wolverine	19,819	—	—	19,819
Belahouro	817	—	—	817
Belcourt	527	—	—	527

	119,879	—	—	119,879

Exploration / Feasibility stage
Pinson	6,977	—	—	6,977
Bell Creek	4,029	—	—	4,029
Aviat One	2,211	—	—	2,211
High Lake	2,007	—	—	2,007
Horizon	1,530	—	—	1,530
Tarmoola	1,486	—	—	1,486
South Laverton	912	—	—	912
Gold Hill	670	—	—	670
Merlin Orbit	504	—	—	504
Other	4,718	(813)	—	3,905

	25,044	(813)	—	24,231

	394,461	(6,909)	(32,459)	355,093

During the years ended December 31, 2009, 2008 and 2007, the Company recorded $12,169,000, $14,676,000 and $10,996,000, respectively, in amortization expense.

International Royalty Corporation
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

(expressed in U.S. dollars)
(figures in tables in thousands of dollars)
Royalty Acquisitions
Johnson Camp
On March 31, 2009, the Company acquired from Nord Resources Corporation a royalty on the producing Johnson Camp copper mine located in Cochise County, Arizona for cash consideration of $4.95 million, plus acquisition costs of $72,000. The Johnson Camp royalty is a 2.50% NSR on the project. Beginning after January 1, 2010, the royalty rate for any given year can be adjusted slightly upward if certain annual production targets are not met, and downward if excess production allows previous short-falls to be recovered. However, the cumulative rate on copper production can never fall below the original 2.50% NSR on the project. The royalty rate on any metals other than copper can be reduced to 1.25%, if cumulative copper production from the mine exceeds 250 million pounds within twelve years.
Refund of Stamp Duty
During 2006, the Company paid stamp duty to the government of Western Australia as part of the acquisition of its Western Australia royalty interests. The original cost of the stamp duty was capitalized as part of the costs of the royalties. The Company appealed the costs and in January 2009, received a refund of $413,000. The refund was recorded as a reduction of the original cost and was allocated among the royalty interests acquired.
Pinson Royalty Interests
On October 9, 2008, the Company acquired three additional royalties on the Pinson gold project in Nevada, United States. The Company paid $2.8 million in cash for a 16.842% share of the variable (0.5% to 5.0%) net smelter returns (“NSR”) Rayrock royalty and a 40% share of the Cordilleran 3.0% and 5.0% NSR royalties (“Cordex”). With this purchase, the Company owns 97.9% of the Rayrock royalty and 100% of the Cordex royalties.
Skyline Coal Royalty Interest
On September 11, 2008, the Company acquired an overriding royalty interest on the Skyline Coal Mine located in Utah, United States. The acquisition cost as of the June 1, 2008 effective date of the transaction was $2.6 million; royalty revenues received and receivable totaling $341,192 from June 1, 2008 through September 11, 2008 were treated as a reduction to the purchase price. The royalty acquired represents a 77.424% interest in the underlying 1.825% overriding royalty, providing an effective 1.413% royalty to the Company.
Atna Resources Royalty Interests
On September 4, 2008, the Company entered into a definitive purchase and sale agreement to acquire four mineral royalties from Atna Resources Ltd. (“Atna”) for $20.0 million in cash. The portfolio includes a NSR interest in all precious metals produced from the development-stage Wolverine massive sulphide project in the Yukon. The Wolverine royalty is a sliding-scale, NSR on all silver and gold production. The royalty rate is a step function based on the price of silver. At silver prices below $5.00 per ounce, there is no royalty payment; at silver prices between $5.00 and $7.50 per ounce, the rate is 3.778%; and at prices above $7.50 per ounce, the rate is 9.445%.

International Royalty Corporation
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

(expressed in U.S. dollars)
(figures in tables in thousands of dollars)
The portfolio also included 1) a 3.0% NSR royalty on the feasibility-stage McDonald-Keep Cool epithermal gold deposit in Montana, United States (the royalty applies to the exploration lands surrounding the current McDonald deposit as well as approximately two-thirds of the entire Keep Cool deposit); 2) a 0.4% NSR royalty on the exploration-stage Minera Hispaniola copper and gold project in the Dominican Republic; and 3) a 2.5% NSR royalty on the exploration-stage Mina Cancha precious metals project in Argentina.
This transaction closed in two parts. The acquisition of the Wolverine, McDonald and Minera Hispaniola royalties closed on September 4, 2008 and $19.9 million in cash was paid to Atna. The acquisition of the Mina Cancha royalty closed on October 9, 2008, upon resolution of an outstanding right of first refusal, and $100,000 in cash was paid to Atna.
Pending Royalty Acquisitions
Fawcett
On December 7, 2004, the Company signed a letter agreement with David Fawcett (superseded by a royalty purchase agreement dated February 22, 2005) to acquire 20.3% of a 1.0% royalty interest on four coal licenses in British Columbia for total consideration of CA$312,500 in cash and CA$937,500 in Common Shares valued at the offering price of the IPO of CA$4.30. Pursuant to an agreement dated February 22, 2005, the cash and 218,023 Common Shares were placed in escrow pending receipt of executed royalty assignment agreements from the property owner, Western Canadian Coal Corp. (“Western”). The cash has been recorded as restricted cash as of December 31, 2009 and 2008, and will be transferred to royalty interests in mineral properties upon closing of the transaction. The value of the Common Shares has been included in other long-term assets at December 31, 2009 and 2008, and will be transferred to royalty interests in mineral properties upon closing of the transaction. Should the transaction not close, the cash will revert back to the Company and the shares will be retired.
On March 21, 2005, Western filed a petition with the Supreme Court of British Columbia to have the underlying royalty sharing agreement set aside. On February 24, 2006, the Supreme Court of British Columbia upheld the underlying royalty sharing agreement between David Fawcett and Western. On March 24, 2006, Western filed a notice to appeal the decision. On October 23, 2006, Western announced that it was unilaterally discontinuing the appeal but would be taking the position that based on the circumstances in which the 1.0% royalty was entered into, that any payment on the 1.0% royalty over the sum of $500,000 would constitute the payment of interest in excess of 60% and would be illegal under Section 347 of the Criminal Code of Canada. Accordingly, Western indicated that it would make no payments on the 1.0% royalty over and above $500,000. If correct, this would restrict the payments on that portion of the royalty to be assigned by Fawcett to the Company to $101,500. Fawcett has commenced proceedings challenging this position and seeking a declaration that the 1.0% royalty is not subject to Section 347 of the Criminal Code.
After several procedural efforts by Western to dismiss the action, an administrative hearing before the Supreme Court of British Columbia was conducted during September 2008.

International Royalty Corporation
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

(expressed in U.S. dollars)
(figures in tables in thousands of dollars)
On April 1, 2009, the Supreme Court of British Columbia announced its judgment in favour of David Fawcett, declaring that the 1.0% royalty is not subject to Section 347 of the Criminal Code. On April 30, 2009, Western filed a Notice of Appeal with the British Columbia Court of Appeals regarding the Supreme Court’s decision. On July 31, 2009, Western submitted its formal factum and David Fawcett submitted his factum in reply in September 2009. The Court of Appeals held its formal hearing on December 16, 2009, and released its decision on February 11, 2010. While the Court confirmed the validity of the royalty interest held by Mr. Fawcett’s co-litigant, Kevin James, it ruled that only 38.5% of the interest held by Mr. Fawcett constituted a true royalty interest, the remainder constituting payments related to a loan made by Mr. Fawcett and accordingly was subject to interest limitations specified by Provincial statue. IRC is evaluating completion of the acquisition in light of the Court of Appeals decision.
Impairments and Measurement Uncertainty
Based upon the Company’s assessment, there were no impairments during 2009.
During the year ended December 31, 2008, as a result of management’s assessment, the Company impaired royalties on five diamond exploration properties in Canada (Aviat Pipe Two, Dirty Shovel, Melville Regional, Quilliq and Fury Scarpa and Gem) totaling $813,000 due to the expiration of exploration permits at the end of statutory time limits.
The Company recorded a partial impairment of the Avebury nickel project in Western Australia of $6.1 million after evaluating a new reserve report provided by the operator indicating lower reserves and resources, the operator’s decision to suspend operations and put the mine on care and maintenance due to declining nickel prices and certain other financial indicators regarding the operator’s financial condition. The Company updated its calculation of the net present value of future cash flows based upon the new reserve report using a range of nickel prices from $3.50 per pound ($1.00 below the nickel price at December 31, 2008) to $7.15 per pound (our assessment at December 31, 2008 of analysts’ median long-term estimate for nickel prices). Considering a range of discounts rate from 6.0% to 10.0%, it was determined that the value of the investment in Avebury was $6.0 million. Significant changes in the underlying assumptions in management’s cash flow analysis could have a material impact on the Company.
During the year ended December 31, 2008, the Company recorded impairments of royalty interests in mineral properties totaling $6.9 million.

International Royalty Corporation
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

(expressed in U.S. dollars)
(figures in tables in thousands of dollars)
4	Investments
Investments as of December 31, 2009 and 2008 consisted of:

	December 31,
	2009	2008
	$	$

Preferred Rocks of Genoa Holding Company, LLC	6,053	6,053
Investment in New Horizon Uranium Corporation	93	15
Other	145	139

	6,291	6,207

Preferred Rocks of Genoa Holding Company, LLC (“Genoa”)
The Company’s investment in Genoa has been classified as available-for-sale, and accordingly was initially recorded at its fair market value, which approximated cost. There is no quoted market price in an active market for the investment in Genoa, and accordingly, this investment is measured at cost.
New Horizon Uranium Corporation
In October 2005, the Company agreed to loan $200,000 to New Horizon Uranium Corporation (“NHU”), and since that time has provided financial and management services to NHU to assist NHU in the financing of its operations. In consideration for these services, NHU agreed to give the Company 2,150,000 shares of NHU in the event of a successful public listing of its shares, and to pay the Company a royalty of $0.75/lb on all future production of Uranium by NHU. On April 12, 2007, NHU completed a reverse take-over of Crossroads Exploration Inc., which is traded on the TSX Venture Exchange (now New Horizon Uranium Corporation). Upon completion of the reverse take-over, NHU issued the 2,150,000 shares and re-paid the loan to the Company. This transaction was recorded as a gain on the Company’s books in the second quarter of 2007 in the amount of the initial value of the shares of $849,000 as of April 12, 2007.
The investment in NHU has been classified as available-for-sale and accordingly was initially recorded at fair market value. From April 12, 2008 through December 31, 2008, the Company recorded the unrealized gain (loss) on the investment as other comprehensive income (loss), net of income taxes. On December 31, 2008, the Company determined that the decline in fair market value of the investment in NHU was other than temporary and the accumulated other comprehensive loss of $833,000 was recognized as an impairment of investments in the consolidated statement of operations. Future changes to the fair market value of the Company’s investment in NHU will be recorded as other comprehensive income, net of taxes, until the Company disposes of any of its investment, unless the decline is determined to be other than temporary.

International Royalty Corporation
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

(expressed in U.S. dollars)
(figures in tables in thousands of dollars)
5	Other long-term assets
Other assets as of December 31, 2009 and 2008 consisted of:

	December 31,
	2009	2008
	$	$

Advances to CFT Capital Limited	1,599	1,944
Deferred amounts directly relating to potential acquisition	—	832
Deferred amounts relating to pending royalty acquisitions (note 3)	938	854
Other	291	9

	2,828	3,639

Advances to CFT Capital Limited (“CFT”) represent gross amounts of $2.0 million loaned to CFT for the acquisition of McWatters Mining, Inc. (“McWatters”) (Note 11). As of April 9, 2009 (date of closing), these advances are repayable over five years with interest at 1.0%. During the year ended December 31, 2009, the Company received $456,000 in repayments of the advances from CFT. The Company estimated the fair value of the remaining outstanding advances to be $1.6 million using the present value of the expected future cash flows with a discount rate of 12%.
The Company determined that deferred costs relating the McWatters transaction (Note 11) were direct and incremental in nature. These costs were capitalized as part of the acquisition and written off as part of the purchase price allocation. These costs are included as costs related to the acquisition of McWatters (note 11).
6	Revolving Credit Facility
The Company entered into a credit agreement with The Bank of Nova Scotia establishing a revolving credit facility (the “Revolving Facility”) in favour of the Company in the amount of up to $40 million. The Revolving Facility is used to provide funds for general corporate purposes, including acquisitions of royalties on mining properties. The Revolving Facility matures July 15, 2010.
The Revolving Facility is available in multiple currencies through prime rate, base rate and LIBOR advances and through bankers’ acceptances, priced at the applicable rate plus an applicable margin that ranges from 2% to 3%. The Company pays a standby fee that ranges from 0.9% to 1.2% per annum on the undrawn amount of the Revolving Facility.

International Royalty Corporation
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

(expressed in U.S. dollars)
(figures in tables in thousands of dollars)
The Revolving Facility is subject to customary terms and conditions for borrowers of this nature, including limits on incurring additional indebtedness, granting liens or selling assets without the consent of the lenders. The Company is also required to maintain certain financial ratios as well as a minimum tangible net worth. Pursuant to the Revolving Facility, the Company granted a second charge over substantially all of its current and future assets. Archean and IRC Nevada Inc. guaranteed the indebtedness of the Company under the Revolving Facility. IRC Nevada Inc. provided a first charge over all of its assets pursuant to a general security agreement and Archean provided a second charge over all of its assets (except for its equity interest in Voisey’s Bay Holding Corporation which was not pledged) pursuant to a general security agreement.
On February 19, in conjunction with the plan of arrangement (note 18), the Company terminated the Revolving Facility.
7	Senior Secured Debentures
On February 22, 2005, the Company completed a Unit Offering for gross proceeds of CA$30 million. The Unit Offering consisted of CA$30 million of 5.5% Senior Secured Debentures (the “Debentures”) due February 22, 2011 and 1,395,360 Common Shares. The obligations of the Company under the Debentures are collateralized by a general security agreement over all of the assets of the Company.
Interest on the Debentures is payable semi-annually, on February 28 and August 31. Interest paid by the Company for the years ended December 31, 2009, 2008 and 2007 was approximately $1,414,000, $1,616,000, and $1,479,000, respectively.
The proceeds received from the Debentures were reduced by the fair value of the Common Shares issued of $4.9 million. Details of the balance are as follows:

	December 31, 2009		December 31, 2008
	CA$	US$	CA$	US$

Senior Secured Debentures payable	30,000	28,596	30,000	24,549
Unaccreted discount	(1,516)	(1,231)	(2,655)	(2,157)
Unaccreted financing charges (note 2)	(513)	(417)	(898)	(730)

	27,971	26,948	26,447	21,662

The Company’s contractual obligation for future principal payments is one lump sum payment of $28,596,000 (CA$30,000,000) to be made on February 22, 2011. The obligation is denominated in CA$. The Debentures as of December 31, 2009 were converted to US$ equivalents using an exchange rate of CA$1.00 to US$0.9532, the exchange rate as of December 31, 2009. The Debentures as of December 31, 2008 were converted to US$ equivalents using an exchange rate of CA$1.00 to US$0.8183, the exchange rate as of December 31, 2008.

International Royalty Corporation
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

(expressed in U.S. dollars)
(figures in tables in thousands of dollars)
Foreign Currency Contract
On November 25, 2008, the Company entered into an agreement with a bank to fix the exchange rate to repay the principal balance of the Senior Secured Debentures at CA$1.00 to US$0.834725, based on the settlement date of February 22, 2011. The fair value of the contract as of December 31, 2009 and 2008 was $3,445,000 and $(493,000), respectively.
The foreign currency contract liability is a derivative and thus, has been classified as “held-for-trading” and was recorded at fair value on the date of acquisition and then marked-to-market at the balance sheet date. The change in fair value of the foreign currency contract liability has been recognized as an unrealized gain (loss) on fair market value of foreign currency contract on the consolidated statements of operations.
8	Income taxes
Income tax expense varies from the amount that would be computed by applying the combined federal and provincial income tax rate of 29.00% (29.50% in 2008 and 32.12% in 2007) to earnings before income taxes as follows:

	Year ended December 31,
	2009	2008	2007
	$	$	$

Earnings (loss) before income taxes	(8,682)	4,166	9,664

Expected income tax expense (recovery)	(2,518)	1,229	3,104
Tax effect of:
Change in income tax rates	113	162	(7,042)
Stock-based compensation	198	405	435
Expiration of unexercised warrants	(189)	189	—
Non-deductible McWatters transaction costs	1,709	—	—
Canadian functional currency election	(2,024)	—	—
Impairment of long-term assets	—	124	—
Non-deductible royalty taxes	—	(101)	—
Foreign accrual property income	—	45	—
Foreign currency	573	(1,491)	1,993
Other	197	468	(59)

	(1,941)	1,030	(1,569)

International Royalty Corporation
Notes to Consolidated Financial Statements
December 31, 2009 and 2008
(expressed in U.S. dollars)
(figures in tables in thousands of dollars)
At December 31, 2009, the Company has unused net operating losses (excluding McWatters) for Canadian and United States entities which expire as follows:

	CA$	US$
2010	698	—
2011	—	—
2012	—	—
2013	—	—
2014	1,102	—
2015 and thereafter	35,620	5,415,342
The Company has recorded a future income tax liability as a component of the cost of the Archean acquisition (Voisey’s Bay Royalty) and the Hunter Portfolio to reflect the fact that the Company has no amortizable basis in these assets for Canadian income tax purposes. Recording of the future income tax liability has been reduced by a corresponding recognition of tax benefits related to the Company’s tax net operating losses, and certain expenses of the IPO and the Unit Offering. Future tax (assets) liabilities include the following components:

	December 31,
	2009	2008
	$	$

Royalty interests in mineral properties	54,505	56,663
Deferred income	1,302	4,141
Share issue costs	(1,784)	(1,975)
Deferred gain on Genoa transaction (note 4)	(783)	(783)
Net operating loss carry-forward	(9,355)	(13,594)
Foreign currency contract	913	(131)
Other	515	368

	45,313	44,689

Functional Currency Election
In March 2009, the Canadian government enacted new legislation which will allow qualifying taxpayers the ability to file their 2008 and subsequent Canadian tax returns using a functional currency which is other than the Canadian dollar. As a result of the legislation becoming substantively enacted for financial reporting purposes in 2009, foreign currency losses of approximately $1.8 million previously recognized in 2008 were reversed in March 2009 and have been recorded as a foreign currency gain on the consolidated statement of operations for the year ended December 31, 2009.

Also, as a result of this new legislation, the Company translated its non-monetary assets to a U.S. value using the foreign currency exchange rate of CA$1.00 to US$1.012, the rate provided for by the new legislation. The use of this rate to lock in the U.S. dollar value of the assets created a permanent benefit in the tax basis of certain of the company’s assets. This change in tax basis created a future tax benefit of $2.0 million, which has been reflected in the consolidated statement of operations for the year ended December 31, 2009.

International Royalty Corporation
Notes to Consolidated Financial Statements
December 31, 2009 and 2008
(expressed in U.S. dollars)
(figures in tables in thousands of dollars)
McWatters Acquisition of Tax Attributes
On April 9, 2009, the Company completed its acquisition of McWatters Mining, Inc. (“McWatters”) (Note 11). As of December 31, 2009, McWatters has estimated accumulated non-capital losses carried forward for federal purposes totalling approximately $66.4 million which are available to reduce future taxable income.

The non-capital losses expire as follows:

$
2010	$14,050,534
2014	5,824,480
2015	43,830,604
2026	1,239,629
2027	1,063,767
2028	411,280

Balance at December 31, 2009	$66,420,294

As of December 31, 2009, McWatters has accumulated research and development expenses of approximately $1.3 million and research and development federal tax credits to be carried forward of approximately $466,000. These tax credits will expire between 2019 and 2022.

McWatters also has accumulated capital losses of approximately $433,000, Canadian exploration expenses of approximately $4.8 million, Canadian development expenses of approximately $17.1 million and limited partnership losses from its subsidiary of approximately $10.4 million as of December 31, 2009. The limited partnership losses are available to reduce future taxable income within the parameters of the Federal and Quebec tax legislation, without limit of time. In order to use the limited partnership losses, the partnership will have to generate taxable income.

Due to the complexity inherent in the interpretation of the Income Tax Act (Canada), it is possible that some or all of the McWatters non-capital losses may not be deductible for tax purposes and accordingly, the potential tax benefits of the McWatters non-capital losses and the tax balances have not been recognized in these consolidated financial statements.

International Royalty Corporation
Notes to Consolidated Financial Statements
December 31, 2009 and 2008
(expressed in U.S. dollars)
(figures in tables in thousands of dollars)
9	Shareholders’ equity
Activity in Common Shares was as follows:

	2009		2008		2007
	Shares	Amount	Shares	Amount	Shares	Amount
		$		$		$

Outstanding — Beginning of year	78,480,356	275,464	78,476,856	275,450	58,008,448	166,173

Shares issued in connection with the unit offering (net of issuance costs)	—	—	—	—	8,334,000	34,831
Shares issued in connection with the offering (net of issuance costs)	—	—	—	—	10,400,000	67,246
Shares issued for bought deal financing (net of issuance costs)	14,100,000	42,881	—	—	—	—
Shares issued upon exercise of overallotment option (net of issuance costs)	2,115,000	6,580	—	—	—	—
Exercise of warrants issued in connection with unit offering	—	—	—	—	751,630	4,710
Exercise of financing warrants	—	—	—	—	469,042	1,207
Exercise of compensation warrants	—	—	—	—	89,736	68
Exercise of Williams mine warrants	—	—	—	—	384,000	988
Exercise of stock options	6,667	11	3,500	14	40,000	227
Other activity	—	—	—	—	—	—

Balance — End of year	94,702,023	324,936	78,480,356	275,464	78,476,856	275,450

Activity in accumulated other comprehensive income was as follows:

(in thousands of US$)	Amount
Balance at December 31, 2008	$—
Other comprehensive gain, net of tax expense of $11	65

Balance at December 31, 2009	$65

International Royalty Corporation
Notes to Consolidated Financial Statements
December 31, 2009 and 2008
(expressed in U.S. dollars)
(figures in tables in thousands of dollars)
A summary of accumulated other comprehensive income and retained earnings was as follows:

	December 31,	December 31,
(in thousands of US$)	2009	2008
Beginning balance	$—	$173
Unrealized gains (losses) on available-for-sale investments	76	(203)
Future tax effect on unrealized gains (losses)	(11)	30

Total accumulated other comprehensive income (loss)	65	—
Retained earnings	1,715	11,920

Ending balance	$1,780	$11,920

Bought Deal Financing
On July 15, 2009, the Company completed an offering of 14,100,000 common shares at a price of CA$3.55 per common share for total gross proceeds of $44,728,000 (CA$50,055,000). The Company also granted to the underwriters an over-allotment option of up to 2,115,000 common shares which were fully subscribed on July 24, 2009 at a price of CA$3.55 per share for gross proceeds of $6,926,000 (CA$7,508,000). Closing of the over-allotment option brought total gross proceeds from the offering to $51,654,000 (CA$57,563,000), and net proceeds to approximately $49,461,000 (CA$55,118,000). IRC paid share issuance costs of $2,193,000 (CA$2,445,000) related to the offering. The total number of common shares outstanding after the offering was 94,695,356 shares.
Stock options
On June 8, 2004, the Board of Directors of the Company adopted a stock option plan (the “Plan”) pursuant to which the Company may grant incentive stock options to directors, officers, employees of and consultants to the Company and any affiliate of the Company, at the Board of Director’s discretion. The exercise price and vesting period of any option granted is fixed by the Board of Directors of the Company when such option is granted. The plan was updated and approved by the shareholders in May 2008.
All options are non-transferable. The term of the options is at the discretion of the Board of Directors, but may not exceed 10 years from the grant date. The options expire on the earlier of the expiry date or the date which is 90 days following the day on which the option holder ceases to be a director, officer, employee of or consultant to the Company and any affiliate of the Company. The options will be adjusted in the event of a share consolidation or subdivision or other similar change to the Company’s share capital. The aggregate number of Common Shares in respect of which options have been granted and remain outstanding under the Plan shall not at any time exceed 10% of the then issued and outstanding Common Shares, or exceed 5% of such amount to any one optionee.
During 2009, the Company received proceeds from the exercise of 6,667 stock options totalling $11,000. During 2008, the Company received proceeds from the exercise of 3,500 stock options totalling $14,000.

International Royalty Corporation
Notes to Consolidated Financial Statements
December 31, 2009 and 2008
(expressed in U.S. dollars)
(figures in tables in thousands of dollars)
The following table presents the composition of options outstanding and exercisable as of December 31:

	2009		2008
	Options	Price*	Options	Price*
Outstanding, beginning of year	6,195,000	4.24	5,574,000	4.47
Granted	—	—	625,000	2.29
Forfeited/cancelled	(325,000)	4.56	—	—
Exercised	(6,667)	1.50	(3,500)	3.75

Outstanding, end of year	5,863,333	4.23	6,195,500	4.24

*	Price reflects the weighted average exercise price in Canadian dollars.
There were no stock options issued in 2009.

The Company uses the fair value based method of accounting for all stock-based compensation awards using the Black-Scholes Option Pricing Model. The Company recognized stock-based compensation expense of $684,000 in 2009, $1,371,000 in 2008 and $1,355,000 in 2007 which is recorded in general and administrative expense.

	December 31,
	2009	2008
Valuation assumptions:
Risk free interest rate	n/a	3.8%
Expected dividend yield	n/a	1.0%
Expected price volatility of the Company’s Common Shares	n/a	49%
Expected life of the option	n/a	3.5 years

Options granted	n/a	625,000
Weighted average exercise price	n/a	CA$2.29
Vesting period	n/a	3 years
Weighted average fair value per stock option	n/a	$0.77
Option pricing models require the input of highly subjective assumptions including the expected price volatility. Changes in the subjective input assumptions can materially affect the fair value estimate, and therefore, the existing models do not necessarily provide a reliable measure of the fair value of the Company’s stock options.

International Royalty Corporation
Notes to Consolidated Financial Statements
December 31, 2009 and 2008
(expressed in U.S. dollars)
(figures in tables in thousands of dollars)
The following summarizes stock options outstanding as of December 31, 2009:

Exercise price	Number	Remaining	Number
CA$	outstanding	contractual life	exercisable

1.50	493,333	3.9 years	160,000
3.67	50,000	0.5 years	50,000
3.75	899,500	0.9 years	899,500
3.97	100,000	0.3 years	100,000
4.27	50,000	1.8 years	50,000
4.30	2,410,000	0.1 years	2,410,000
4.80	200,000	0.2 years	200,000
4.80	1,024,000	1.9 years	1,024,000
5.24	100,000	3.2 years	33,333
5.81	512,000	2.9 years	341,334
6.25	25,000	3.2 years	8,333

	5,863,833		5,276,500

On January 14, 2010, due to the Company entering into a Plan of Arrangement (note 18) with Royal Gold, Inc. to acquire 100% of the outstanding common stock of IRC, the change in control provision in the stock option plan was triggered, all options became vested and the unrecognized compensation expense was recognized.

Subsequent to December 31, 2009, 5,863,833 options were exercised for gross proceeds totalling approximately CA$24.8 million.
10	Related party transactions
Effective April 9, 2009, the date of the acquisition of McWatters (notes 5 and 11), CFT Capital Limited (“CFT”) became a related party as both are under the same management. Thus, all amounts due to or from CFT are deemed to be related party transactions.

These amounts are recorded at the exchange amount, which is the amount of consideration established and agreed to by the related parties. These expenses are included in general and administrative expenses and interest expense on the statement of operations.

Effective January 31, 2008, an officer and director of the Company (the “Officer”) resigned his employment and stepped down from the Board of Directors in order to pursue other business opportunities. The Officer was retained as a consultant to the Company through 2008. As part of his resignation agreement, the officer guaranteed the repayment of a promissory note from South American Metals. In September 2008, the Company determined collection of the note receivable from South American Metals was uncertain and has provided for impairment of its investment of $839,000. The Company is currently pursuing collection of the advances.

There were no amounts due from or to related parties at December 31, 2008.

International Royalty Corporation
Notes to Consolidated Financial Statements
December 31, 2009 and 2008
(expressed in U.S. dollars)
(figures in tables in thousands of dollars)
11	Acquisition of McWatters Mining, Inc.
On April 9, 2009, the Company acquired all of the outstanding common shares of McWatters Mining, Inc. (“McWatters”) representing a 45% voting interest. A class of voting preferred shares created under a Plan of Arrangement and issued to all former common shareholders of McWatters is entitled to 55% of the votes and an amount not exceeding CA$1.0 million of cumulative dividends and redemption amounts. All income in excess of CA$1.0 million will accrue to the common shares, all of which are owned by IRC. The value of the future cash payments of $605,000 has been recorded in other liabilities in the consolidated balance sheet using a discount rate of 12%. The Company has accounted for this transaction as a purchase of assets.

McWatters was reorganized effective on June 2, 2008, and pursuant to a proposal with its creditors, substantially all of its unsecured creditor claims were acquired by CFT Capital, Inc. (“CFT”), and the balance of such claims have been settled. At the date of acquisition, McWatters had remaining liabilities of CA$7.3 million which will be payable out of 6.0% of available taxable income of McWatters. During the year ended December 31, 2009, McWatters made payments of $585,000 to CFT. The Company has estimated the fair value of the remaining future cash payments to be $3.3 million using a discount of 12% which has been recorded as other liabilities in the consolidated balance sheet

The following is a summary of the other liabilities recorded in connection with the McWatters transaction:

	December 31,	April 9, 2009
(in thousands of US$)	2009	(date of closing)
Due to Class A Preferred Shareholders — current portion	$148	$142
Due to Class A Preferred Shareholders	457	547
Due to CFT	3,314	3,257

Ending balance	$3,919	$3,946

The following is a summary of the McWatters transaction costs recorded as other expense as of December 31, 2009:

December 31,
(in thousands of US$)	2009
Deferred acquisition costs	$1,768
Net retained deficit acquired	548
Net present value of amounts due to Class A Preferred Shareholders	690
Net present value of amounts due to CFT	3,257

Ending balance	$6,263

For financial statements purposes, IRC has consolidated the balance sheet and results of operations of McWatters from the date of acquisition in its consolidated financial statements.

International Royalty Corporation
Notes to Consolidated Financial Statements
December 31, 2009 and 2008
(expressed in U.S. dollars)
(figures in tables in thousands of dollars)
12	Financial instruments
     Fair value
Effective January 1, 2007, all financial instruments have been classified into one of five categories: held-for-trading assets or liabilities, held-to-maturity investments, loans and receivables, available-for-sale financial assets or other financial liabilities. Held-for-trading financial instruments are measured at fair value and all gains and losses are included in net income in the period in which they arise. Available-for-sale financial instruments are measured at fair value with revaluation gains and losses included in accumulated other comprehensive income until the instruments are derecognized or impaired. Loans and receivable, investments held-to-maturity and other financial liabilities are measured at amortized cost using the effective interest method.

The Company’s cash and cash equivalents and restricted cash are classified as held-for-trading, royalties receivable and advances to CFT have been classified as loans and receivables and accounts payable and accrued liabilities and other liabilities have been classified as other financial liabilities.

The Company’s investment in Genoa has been classified as available-for-sale, and accordingly was initially recorded at its fair market value. There is no quoted market price in an active market for the investment in Genoa, and accordingly, this investment is measured at cost. The investment in New Horizon Uranium Corporation has been classified as available-for-sale and has been recorded at fair market value.

The Senior Secured Debentures and the Revolving Credit Facility have been classified as other financial liabilities and have been recorded at amortized cost. The fair value of the Senior Secured Debentures as of December 31, 2009 and 2008 was approximately $27,400,000 and $22,400,000, respectively.

The foreign currency contract has been classified as held-for-trading and has been recorded at its fair value.

CICA Handbook Section 3862, Financial Instruments — Disclosures, requires classification of items within a hierarchy. The three levels of the fair value hierarchy are:
     Level 1 — Unadjusted quoted prices in active markets for identical assets or liabilities;
     Level 2 — Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly;
     Level 3 — Inputs that are not based on observable market data.

International Royalty Corporation
Notes to Consolidated Financial Statements
December 31, 2009 and 2008
(expressed in U.S. dollars)
(figures in tables in thousands of dollars)
The following table summarizes the Company’s financial instruments at December 31, and shows the level within the fair value hierarchy in which they have been classified (for financial instruments measured at fair value):

	Fair Value
(in thousands of US$)	Hierarchy Level	2009	2008
Financial Assets
Held for Trading
Cash and cash equivalents	Level 1	$55,457	$3,444
Restricted cash	Level 1	433	371
Foreign currency contract	Level 2	3,445	—
Available-for-sale
Investment in New Horizon Uranium Corporation	Level 1	93	15

Financial Liabilities
Held for Trading
Foreign currency contract	Level 2	$—	$493
Interest expense

Details of interest expense were as follows:

	December 31,
(in thousands of US$)	2009	2008	2007
Accretion of debenture discount and financing charges	$1,239	$1,100	$984
Cash interest expense	1,517	1,662	1,805
Commitment and standby fees	399	393	961
Accretion of McWatters liabilities	558	—	—

	$3,713	$3,155	$3,750

13	Reconciliation of Canadian and United States Generally Accepted Accounting Principles
Canadian generally accepted accounting principles (Canadian GAAP) varies in certain significant respects from the principles and practices generally accepted in the United States (US GAAP). As required by the United States Securities and Exchange Commission (the “SEC”), the effect of these principal differences on the Company’s consolidated financial statements is quantified below and described in the accompanying notes.

International Royalty Corporation
Notes to Consolidated Financial Statements
December 31, 2009 and 2008
(expressed in U.S. dollars)
(figures in tables in thousands of dollars)
Adjustments to the statement of operations are as follows:

	Year ended December 31,
Expressed in thousands of U.S. dollars, except	2009	2008	2007
per share amounts	$	$	$
Earnings (loss) for the year under Canadian GAAP	(6,741)	3,136	11,233
Derivative mark-to-market adjustments (a)	—	400	201

Earnings (loss) for the year under US GAAP	(6,741)	3,536	11,434

Earnings (loss) per common share
Basic	(0.08)	0.05	0.17
Diluted	(0.08)	0.04	0.16
As of December 31, 2009 and 2008, there were no adjustments to the balance sheet.

a)	Share purchase warrants
As disclosed under recent accounting pronouncements below, EITF 07-5 provides guidance on the U.S. GAAP accounting for the Company’s warrants. The Company had recorded a liability of $400,000 in 2007 relating to outstanding warrants, which reversed in 2008 as the warrants expired unexercised.
During 2008, all outstanding warrants expired unexercised.

b)	Recent accounting pronouncements

U.S. GAAP Standards
Accounting Standards Recently Adopted
In June 2009, the Financial Accounting Standards Board (“FASB) issued Statement of Financial Accounting Standard (“SFAS”) No. 165, “Subsequent Events” (ASC Topic 855). ASC Topic 855 establishes the criteria for subsequent events, including: (a) the period after the balance sheet date during which management of a reporting entity shall evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements; (b) the circumstances under which an entity shall recognize events or transactions occurring after the balance sheet date in its financial statements; and (c) the disclosures that an entity shall make about events or transactions that occurred after the balance sheet date. The implementation of this statement did not have a material impact on our consolidated financial position and results of operations.

International Royalty Corporation
Notes to Consolidated Financial Statements
December 31, 2009 and 2008
(expressed in U.S. dollars)
(figures in tables in thousands of dollars)
In December 2007, the FASB issued Statement No. 141 (revised 2007), “Business Combinations,” (“SFAS 141R”) (effective in 2009), which significantly changes the ways companies account for business combinations and will generally require more assets acquired and liabilities assumed to be measured at their acquisition date fair value. Under SFAS 141R, legal fees and other transaction-related costs are expensed as incurred and are no longer included in goodwill as a cost of acquiring the business. SFAS 141R also requires, among other things, acquirers to estimate the acquisition date fair value of any contingent consideration and to recognize any subsequent changes in the fair value of contingent consideration in earnings. In addition, restructuring costs the acquirer expected, but was not obligated to incur, will be recognized separately from the business acquisition.
In December 2007, the FASB issued Statement No. 160, “Non-controlling Interests in Consolidated Financial Statements, an amendment of ARB No. 51” (“SFAS 160”), which is effective in the year 2009. SFAS 160 requires all entities to report non-controlling interests in subsidiaries as a separate component of equity in the consolidated financial statements. SFAS 160 establishes a single method of accounting for changes in a parent’s ownership interest in a subsidiary that do not result in deconsolidation. Companies will no longer recognize a gain or loss on partial disposals of a subsidiary where control is retained. In addition, in partial acquisitions, where control is obtained, the acquiring company will recognize and measure at fair value 100 percent of the assets and liabilities, including goodwill, as if the entire target company had been acquired. The implementation of this statement did not have a material impact on our consolidated financial position and results of operations.
In September 2006, the FASB issued Statement No. 157, Fair Value Measurements (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosures regarding fair value measurements. It is applicable whenever another standard requires or permits assets or liabilities to be measured at fair value, but it does not expand the use of fair value to any new circumstances. The implementation of this statement in 2009 for non-financial assets and liabilities did not have a material impact on our consolidated financial position and results of operations.
Accounting Standards Not Yet Adopted
In June 2009, the FASB issued SFAS No. 167, “Amendments to FASB Interpretation No. 46(R).” SFAS No. 167 amends the guidance within ASC Topic 810, “Consolidations,” by adding previously considered qualifying special purpose entities (the concept of these entities was eliminated by SFAS No. 166). In addition, companies must perform an analysis to determine whether the company’s variable interest or interests give it a controlling financial interest in a variable interest entity. Companies must also reassess on an ongoing basis whether the company is the primary beneficiary of a variable interest entity. SFAS 167 is effective for fiscal years and interim periods beginning after November 15, 2009, and will be applicable to the Company beginning on January 1, 2010. The Company does not expect the adoption of this statement to have a material impact on its consolidated financial statements.

International Royalty Corporation
Notes to Consolidated Financial Statements
December 31, 2009 and 2008
(expressed in U.S. dollars)
(figures in tables in thousands of dollars)
14	Segment information
The Company operates in one industry segment, with all revenue from mineral royalties. The Company’s royalty revenue and royalty interests in mineral properties, net are geographically distributed as shown in the following tables. Please refer to note 3 for a further breakdown of the royalty interests in mineral properties.

	December 31,
Royalty interests in mineral properties, net	2009	2008
Canada	215,016	225,852
Chile	56,513	56,513
Spain	42,002	42,203
Australia	17,709	18,495
United States	14,516	10,253
Other	1,777	1,777

	347,533	355,093

Royalty Revenue	2009	2008	2007
Canada	19,685	38,482	48,020
Australia	3,531	2,699	1,758
United States	1,867	538	79
Spain	428	—	—

	25,511	41,719	49,857

15	Supplemental cash flow information

		December 31,
	2009	2008	2007
(in thousands of US$)	$	$	$
Cash paid for interest	1,916	2,067	2,766

Cash paid for taxes	185	7,426	—

International Royalty Corporation
Notes to Consolidated Financial Statements
December 31, 2009 and 2008
(expressed in U.S. dollars)
(figures in tables in thousands of dollars)
Cash and cash equivalents as of December 31 consists of the following:

	2009	2008
(in thousands of US$)	$	$
Cash in bank	4,455	644
Short-term deposits	51,002	2,800

	55,457	3,444

The effective interest rate on short-term deposits outstanding was 0.1% and has an average maturity of 7 days.
16	Management of capital
The Company’s objectives when managing capital are to safeguard the Company’s ability to continue as a going concern in order to pursue the development of its royalty interests in mineral properties portfolio, and to maintain a flexible capital structure which optimizes the costs of capital at an acceptable risk.
In the management of capital, the Company includes the components of shareholders’ equity, Senior Secured Debentures, revolving credit facility and investments.
Total capital as of December 31, 2009 and 2008 is as follows:

	2009	2008
Stockholders’ equity	$337,296	$297,280
Senior Secured Debentures	26,948	21,662
Revolving credit facility	—	3,000
Cash and cash equivalents	(55,457)	(3,444)

	308,787	318,498

The Company manages the capital structure and makes adjustments to it in light of changes in economic conditions and the risk characteristics of the underlying assets. To maintain or adjust the capital structure, the Company may attempt to issue new shares, issue new debt, acquire or dispose of assets or adjust the amount of cash and cash equivalents.
In order to facilitate the management of its capital requirements, the Company prepares annual expenditure budgets that are updated as necessary depending on various factors, including successful capital deployment and general industry conditions. The annual budget is approved by the Board of Directors.
The Company’s investment policy is to invest its cash in highly liquid short-term interest-bearing investments with maturities 90 days or less from the original date of acquisition, selected with regards to the expected timing of expenditures from continuing operations.

International Royalty Corporation
Notes to Consolidated Financial Statements
December 31, 2009 and 2008
(expressed in U.S. dollars)
(figures in tables in thousands of dollars)
The Company expects its current capital resources will be sufficient to carry its business development plans and operations through its current operating period.
The Company maintains a Revolving Credit Facility in order to provide additional liquidity. The Revolving Credit Facility is subject to customary terms and conditions for borrowers of this nature, including limits on incurring additional indebtedness, granting liens or selling assets without the consent of the lenders. Pursuant to the Revolving Credit Facility, the Company granted a second charge over substantially all of its current and future assets. Archean and IRC Nevada Inc. guaranteed the indebtedness of the Company under the Revolving Facility. IRC Nevada Inc. provided a first charge over all of its assets pursuant to a general security agreement and Archean provided a second charge over all of its assets (except for its equity interest in Voisey’s Bay Holding Corporation which was not pledged) pursuant to a general security agreement. The Company is also required to maintain certain financial ratios (such as gross debt ratio, interest coverage ratio, Debt to Voisey’s Bay revenue ratio and a Adjusted Indebtedness to Paid-Up Capital ratio) as well as a minimum tangible net worth. The Company was in compliance with all required financial ratios as of December 31, 2009 and 2008.
On February 19, in conjunction with the plan of arrangement (note 18), the Company terminated the Revolving Facility.
17	Management of financial risk
The Company is exposed to certain financial risks, including currency risk, credit risk, liquidity risk, interest risk and commodity price risk.

Currency risk
The Company is exposed to the financial risk related to the fluctuation of foreign exchange rates. The Company owns royalty interests on mineral properties in various countries throughout the world and revenues and expenses are incurred in foreign currencies such as Canadian dollars, Australian dollars and Euros. A significant change in currency exchange rates could have a significant impact on the Company’s results of operations, financial position or cash flows. Bank accounts are maintained in the local currency of several countries in order to minimize the impact of exchange rate fluctuations. As of December 31, 2009, the Company has U.S dollar cash and cash equivalents in the United States, Canada, Australia and Spain of $866,000, $54,110,000, $58,000 and $423,000, respectively. As of December 31, 2008, the Company has U.S dollar cash and cash equivalents in the United States, Canada and Australia of $2,887,000, $35,000 and $521,000, respectively.
The Company’s Senior Secured Debentures are denominated in Canadian dollars which exposes the Company to fluctuations in foreign currency rates. On November 25, 2008, the Company entered into an agreement with a bank to fix the exchange rate to repay the principal balance of the Senior Secured Debentures at CA$1.00 to US$0.834725. The Company has recorded the difference in the value of the Debentures at December 31, 2009 and 2008 using the contract exchange rate at February 22, 2011 (the date of settlement) and the value of the Debentures at the December 31, 2009 and 2008 forward rate totalling $3,445,000 and $(493,000), respectively, resulting in a derivative asset (liability). The foreign currency contract asset (liability) is a derivative and thus, has been classified as “held-for-trading” and was recorded at fair value on the date of acquisition and then

International Royalty Corporation
Notes to Consolidated Financial Statements
December 31, 2009 and 2008
(expressed in U.S. dollars)
(figures in tables in thousands of dollars)
marked-to-market at December 31, 2009 and 2008. The change in fair value of the foreign currency contract asset (liability) has been recognized as an unrealized gain (loss) on fair market value of foreign currency contract on the consolidated statements of operations.
In March 2009, the Canadian government enacted new legislation which will allow qualifying taxpayers the ability to file their 2008 and subsequent Canadian tax returns using a functional currency which is other than the Canadian dollar. As a result of the legislation becoming substantively enacted for financial reporting purposes in 2009, foreign currency losses of approximately $1.8 million previously recognized in 2008 were reversed in March 2009 and have been recorded as a foreign currency gain on the consolidated statement of operations for the year ended December 31, 2009.
Also, as a result of this new legislation, the Company translated its non-monetary income tax assets to a U.S. value using the foreign currency exchange rate of CA$1.00 to US$1.012, the rate provided for by the new legislation. The use of this rate to lock in the U.S. dollar value of the assets created a permanent benefit in the tax basis of certain of the company’s assets.

Credit risk
Credit risk is the risk that a contracting party will not complete its obligations under a financial instrument and cause the Company to incur a financial loss.
The Company’s cash and cash equivalents are held through large financial institutions which management believes have no known liquidity problems.
The Company’s royalties receivable consist primarily of royalty payments due in accordance with contract agreements with large international mining companies. The Company monitors the public filings and websites in order to assess the financial position of the mining companies. In the current market and credit environment, management believes that substantially all of its royalty payments are collectible.
Advances to CFT consist of amounts advanced to an unrelated third party in connection with the acquisition of McWatters (note 5). These advances are to be repaid in five annual instalments with interest at 1.0% upon the closing of the transaction. The Company believes the credit risk associated with the advances to CFT is low as these amounts will be realized in conjunction with the terms of the agreement.

Liquidity risk
Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they become due. The Company manages liquidity risk through the management of its capital structure and financial leverage as outlined in Note 16 to the consolidated financial statements.
Accounts payable and accrued liabilities are due within the current operating period.
The Company’s Senior Secured Debentures are due in one lump sum payment on February 22, 2011.

International Royalty Corporation
Notes to Consolidated Financial Statements
December 31, 2009 and 2008
(expressed in U.S. dollars)
(figures in tables in thousands of dollars)
The Company’s Revolving Credit Facility is due in monthly instalments of interest only with the principal balance due on July 15, 2010. The Company periodically borrows funds to take advantage of acquisition opportunities or to meet its operating cash flow needs.
The Company’s foreign currency contract is with a large financial institution with no known liquidity problems.

Interest rate risk
Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates. An increase of 1.0% in market interest rates on cash and cash equivalents would result in an increase of approximately $550,000. A decrease of 0.12% in market interest rates on cash and cash equivalents would result in a decrease of approximately $66,000.
The risk that the Company will realize a loss as a result of a decline in the fair value of the investments included in cash and cash equivalents is limited because these investments, although available for sale, are generally held to maturity.

Commodity price risk
The Company is exposed to price risk with respect to commodity prices. The Company closely monitors commodity prices to determine the appropriate course of action, if any, to be taken by the Company.
18 Subsequent Events
On February 22, 2010, the Company completed a plan of arrangement (the “Arrangement”) with Royal Gold, Inc. (“Royal”) in which Royal acquired all of the outstanding common share of IRC. Pursuant to the Arrangement, IRC was delisted from the Toronto Stock Exchange and the New York Stock Exchange.
The Company incurred approximately $1.0 million and $6.9 million in transaction costs during 2009 and 2010, respectively, related primarily to professional fees. As part of the Arrangement, in 2010 the Company paid to certain employees, including management, approximately $10.6 million in severance payments in accordance with the employees’ contracts.
On February 19, in conjunction with the plan of arrangement, the Company terminated the Revolving Facility.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Royal Gold, Inc. (Registrant)
Date: April 1, 2010	By:	/s/ Karen Gross
Karen Gross
Vice President & Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Term Loan Facility Agreement, dated as of March 26, 2010, among Royal Gold, Inc., as a Borrower, Royal Gold Chile Limitada, as a Guarantor, RGLD Gold Canada, Inc., as a Guarantor, High Desert Mineral Resources, Inc., as a Guarantor, the other Guarantors from time to time party thereto, HSBC Bank USA, National Association, as Administrative Agent and a Lender, Bank of Nova Scotia, as Sole Syndication Agent and a Lender and HSBC Securities (USA) Inc., as Sole Lead Arranger

10.2	Amended and Restated Promissory Note, dated March 26, 2010, by Royal Gold, Inc. to HSBC Bank USA, National Association

10.3	Amended and Restated Promissory Note, dated March 26, 2010, by Royal Gold, Inc. to The Bank of Nova Scotia

10.4	Amendment to Pledge, Security and Subordination Agreement, dated March 26, 2010, by Royal Gold in favor of HSBC Bank USA, National Association

10.5	Amendment to General Security Agreement, dated March 26, 2010, by RGLD Gold Canada, Inc. in favor of HSBC Bank USA, National Association

10.6	Consent and First Amendment to Third Amended and Restated Credit Agreement, dated March 26, 2010, among Royal Gold, Inc., as a Borrower, High Desert Mineral Resources, Inc., as a Borrower, RG Mexico, Inc., as a Guarantor, HSBC Bank USA, National Association, as Administrative Agent and a Lender, Scotiabanc Inc., as a Lender, Bank of Nova Scotia, as Sole Syndication Agent and HSBC Securities (USA) Inc., as Sole Lead Arranger

23.1	Consent of PricewaterhouseCoopers LLP

99.1	Press Release dated March 29, 2010